Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:

Chapter 11 Case No.
Lehman Brothers Holdings Inc., et al.,	08-13555
Jointly Administered
Debtors.

QUARTERLY FINANCIAL REPORT

AS OF OCTOBER 7, 2021

DEBTORS’ ADDRESS:	LEHMAN BROTHERS HOLDINGS INC.
c/o KRISTINE DICKSON – CHIEF FINANCIAL OFFICER
110 EAST 42ND STREET
SUITE 820
NEW YORK, NY 10017

DEBTORS’ ATTORNEYS:	WEIL, GOTSHAL & MANGES LLP
c/o JACQUELINE MARCUS, GARRETT A. FAIL
767 FIFTH AVENUE
NEW YORK, NY 10153

REPORT PREPARER:	LEHMAN BROTHERS HOLDINGS INC., AS PLAN ADMINISTRATOR

Date: December 30, 2021

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Table of Contents

I.	Schedule of Debtors	3

II.	Cash Flow Estimates	4

III.	Notes to the Cash Flow Estimates	6

	Note 1 - Basis of Presentation	6

	Note 2 - Other Receipts	9

	Note 3 - Due from/to Non-Controlled Affiliates	10

	Note 4 - Due from/to LBHI and LBHI-Controlled Entities	13

	Note 5 - Disputed Claims	14

	Note 6 - Legal Proceedings	15

	Note 7 - Taxes Payable	19

	Note 8 - Subsequent Events	20

IV.	Balance Sheets	21

QUESTIONS

The Company has established an email address to receive questions from readers regarding this presentation and its other financial disclosures. The Company plans to review questions received, and for those subjects which the Company determines a response would not (i) violate a confidentiality provision, (ii) place the Company in a competitive or negotiation disadvantage, or (iii) be unduly burdensome relative to the value of information requested, the Company shall endeavor to post a response on the website listed below (maintaining the anonymity of the originators of the questions). The Company assumes no obligation to respond to email inquiries.

Please email questions, with document references as relevant, to:

QUESTIONS@lehmanholdings.com

The Company’s previously posted responses can be found on the Epiq website maintained for the Company:

www.lehman-docket.com under the Key Documents tab and the Responses to Questions Submitted category

Quarterly Financial Report as of October 7, 2021 (Unaudited)

I. Schedule of Debtors

The twenty three entities listed below (the “Debtors”) filed for bankruptcy in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on the dates indicated below. On December 6, 2011, the Bankruptcy Court confirmed the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). On March 6, 2012, the “Effective Date” (as defined in the Plan) occurred. As of the date hereof, the following Debtor’s chapter 11 case remains open:

	Case No.	Date Filed (“Commencement Date”)
Lehman Brothers Holdings Inc. (“LBHI”)	08-13555	09/15/2008

The following Debtors’ chapter 11 cases were closed pursuant to final decrees entered by the Bankruptcy Court (Docket No. 51920, No. 54163, No. 58257, No. 59472, No. 60623 and No. 61162):

	Case No.	Date Filed	Date Closed
LB 745 LLC	08-13600	09/16/2008	01/28/2016
PAMI Statler Arms LLC	08-13664	09/23/2008	01/28/2016
CES Aviation LLC	08-13905	10/05/2008	01/28/2016
CES Aviation V LLC	08-13906	10/05/2008	01/28/2016
CES Aviation IX LLC	08-13907	10/05/2008	01/28/2016
LB 2080 Kalakaua Owners LLC	09-12516	04/23/2009	01/28/2016
LB Somerset LLC	09-17503	12/22/2009	01/28/2016
LB Preferred Somerset LLC	09-17505	12/22/2009	01/28/2016
East Dover Limited	08-13908	10/05/2008	12/15/2016
Luxembourg Residential Properties Loan Finance S.a.r.l.	09-10108	01/07/2009	12/15/2016
Merit LLC	09-17331	12/14/2009	12/15/2016
Lehman Brothers Derivative Products Inc. (“LBDP”)	08-13899	10/05/2008	06/14/2018
Lehman Brothers Financial Products Inc. (“LBFP”)	08-13902	10/05/2008	06/14/2018
Lehman Scottish Finance L.P.	08-13904	10/05/2008	06/14/2018
LB Rose Ranch LLC	09-10560	02/09/2009	06/14/2018
Lehman Brothers Commodity Services Inc. (“LBCS”)	08-13902	10/03/2008	02/11/2019
Lehman Brothers Commercial Corporation (“LBCC”)	08-13901	10/05/2008	02/11/2019
Structured Asset Securities Corporation	09-10558	02/09/2009	02/11/2019
Lehman Brothers OTC Derivatives Inc. (“LOTC”)	08-13893	10/03/2008	05/04/2020
Lehman Brothers Commercial Paper Inc. (“LCPI”)	08-13900	10/05/2008	05/04/2020
BNC Mortgage LLC	09-10137	01/09/2009	05/04/2020
Lehman Brothers Special Financing Inc. (“LBSF”)	08-13888	10/03/2008	07/01/2021

Quarterly Financial Report as of October 7, 2021 (Unaudited)

II. Cash Flow Estimates

Lehman Brothers Holdings Inc. & LBHI-Controlled Entities

($ in millions)		As of 6/30/21	Cash Activity 7/1/21 - 10/7/21	Estimate Changes	Transfers, Reclassifications, Adjustments	As of 10/7/21
CASH AND INVESTMENTS
Reserves for Claims		$32	$(13)	$(0)	$—	19
Reserves for Operating Expenses, Incentive Fees, and Other		113	(22)	9	—	100

Total Cash & Investments - Restricted		145	(35)	9	—	119
Total Cash & Investments - Unrestricted		117	(41)	(9)	—	67

TOTAL CASH AND INVESTMENTS [A]		$262	$(76)	$—	$—	186

CASH FLOW ESTIMATES
Net Receipts
Financial Instruments		$26	$(9)	$6	$—	23
Other	Note 2	42	(13)	(1)	14	41

Sub-Total - Net Receipts		68	(22)	4	14	65
Recoveries From Non-Controlled Affiliates	Note 3
Europe (a)		890	(23)	(570)	(14)	282
Asia		39	(6)	(1)	—	32

Sub-Total - Recoveries From Non-Controlled Affiliates		929	(29)	(571)	(14)	314
Operating Expenses and Incentive Fees		(110)	6	(8)	—	(112)
Estimated Taxes Payable	Note 7	(23)	5	1	—	(17)

TOTAL CASH FLOW FROM OPERATIONS + OTHER RECEIPTS [B]		$864	$(41)	$(574)	$—	249

OTHER ADJUSTMENTS
(Less): Cash held for the benefit of third parties		$(15)	$11	(1)	$—	(5)
(Less): October 2021 Voluntary Final Distribution		(8)	8	—	—	—

TOTAL OTHER ADJUSTMENTS [C]		$(23)	$19	$(1)	$—	(5)

ESTIMATED CASH AVAILABLE FOR DISTRIBUTIONS [A+B+C]		$1,103	$(98)	$(575)	$—	430

(a)

Estimate change for Recoveries from European Non-Controlled Affiliates primarily reflects a change in the reporting basis following an adverse decision by the UK Court of Appeal in the ECAPS litigation. See Note 1 – Basis of Presentation, Key Assumptions and Note 6 – Legal Proceedings herein for further detail.

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Estimated Remaining Creditor Recoveries

The following schedules show the estimated remaining recoveries for LBHI by claim class, based on the “Estimated Cash Available for Distributions” in the preceding table on page 4. The estimated remaining recoveries on page 4 and the schedule below do not include (a) potential recoveries from the Excluded Litigations, and (b) estimates for potential catch-up distributions on potential full or partial allowance of any disputed claims.

($ in millions)
Lehman Brothers Holdings Inc.
		Allowed Claims Eligible for Distributions (1)	Estimated Remaining Recovery	Estimated Remaining Recovery % as of 10.07.2021	Actual Recovery % Thru D23 (2)	Estimated End of Case Recovery %
Class	Designation	$	$	A	B	= A + B
3	Senior Unsecured	$82,521	$223	0.270%	46.473%	46.743%
4A	Senior Affiliate Claims	33,537	81	0.242%	37.425%	37.667%
4B	Senior Affiliate Guarantee	9,521	23	0.237%	36.519%	36.756%
5	Senior Third-Party Guarantee	30,559	58	0.189%	29.220%	29.409%
7	General Unsecured	4,930	12	0.251%	43.506%	43.757%
8	Derivative Affiliate / Affiliate Guarantee Claims	451	1	0.222%	34.384%	34.606%
9A	Third Party Guarantee Derivatives	17,923	32	0.178%	27.504%	27.682%
9B	Third Party Guarantee Derivatives RACER’s	—	—	0.108%	16.721%	16.830%
10A	Subordinated Class 10A Claims	3,399	—	—	—	—
10B	Subordinated Class 10B Claims	10,330	—	—	—	—
10C	Subordinated Class 10C Claims	1,493	—	—	—	—

	Total	$194,664	$430

(1)

Estimated Recovery percentages are calculated based on recoveries of Allowed Claims Eligible for Distributions as reported on Exhibit B of the 23rd Distribution Notice filed on September 30, 2021. For purposes of this calculation:

a.

Allowed claims exclude (i) claims against LBHI satisfied in full through the combination of the primary obligor and guarantee distributions from LBHI, and (ii) previously Allowed Claims that have been withdrawn.

b.

Disputed claims are assumed to be allowed at zero, and all cash reserves currently held on behalf of holders of disputed claims are assumed to be released for the benefit of all holders of Allowed Claims.

c.	Allowed Claims Eligible for Distributions exclude Allowed Claims that LBHI owns against itself.
d.

Allowed Claims that participated in the Voluntary Final Distribution concurrent with D23 were deemed satisfied in full and thus the Allowed Claims that participated in the Voluntary Final Distribution have been excluded from this calculation. See the order authorizing the Final Distributions to Certain Creditors (Docket No. 61161) for further information.

(2)

The 23rd Plan Distribution occurred on October 7, 2021 (“D23”). Through D23, the Debtors have made distributions to creditors totaling $128.9 billion, of which $95.9 billion were payments on account of claims owned or formerly owned by third party creditors.

Quarterly Financial Report as of October 7, 2021 (Unaudited)

III.	Notes to the Cash Flow Estimates

Note 1 – Basis of Presentation

Objectives

On the Effective Date, the Plan became effective and the Debtors emerged from bankruptcy with a new Board of Directors (LBHI’s Board of Directors hereinafter referred to as the “Board”). The Company continues to pursue the objectives of asset value maximization and timely distributions to creditors of available cash through the optimal execution of an orderly wind down process and the judicious and timely resolution of claims. Pursuant to the Plan, the Plan Administrator has made and expects to continue to make distributions to creditors of Debtors, with each entity subject to review at each distribution date.

Basis of Presentation

The information and data included in the Quarterly Financial Report, including the Notes to the Cash Flow Estimates (the “Quarterly Financial Report”) are derived from sources available to the Debtors and LBHI-Controlled Entities (collectively, the “Company” or “Controlled Affiliates”). The term “LBHI-Controlled Entities” refers to those entities that are directly or indirectly controlled by LBHI and have not filed for protection under Chapter 11 of the Bankruptcy Code. LBHI-Controlled Entities excludes, among others, certain entities (such as Lehman Brothers Inc. (“LBI”) and Lehman Brothers International (Europe) (in administration) (“LBIE”)) that were not managed or controlled by LBHI as of the Effective Date and are under separate administrations in the U.S. or abroad, including proceedings under the Securities Investor Protection Act (collectively, “Non-Controlled Affiliates”).

The information and data included in these cash flow estimates and notes thereto (the “October 7, 2021 Cash Flow Estimates”) were prepared to update the June 30, 2021 Cash Flow Estimates filed September 30, 2021 (the “June 30, 2021 CFE”), and are based on estimated cash flows from assets managed in an orderly wind down and/or sale (and related costs of operations) until the Company’s activities are fully resolved.

These October 7, 2021 Cash Flow Estimates include an estimate of expenses to be paid through final termination of the Company on such matters as asset disposition, litigation and disputed claims resolution, administrative wind-down, and related activities. These estimates also include the estimated costs of a small subset of the Company’s current staff committed to stay for many years, if necessary, to oversee the resolution of remaining disputes, other matters and residual wind down activities. These estimates are subject to ongoing review and revision. Actual expenses may differ materially from these estimates.

The Company has prepared the Quarterly Financial Report based on the information available to the Company at the date of filing; however, such information may be incomplete and may be materially deficient. Material uncertainties continue to exist regarding the ultimate value realizable from the Company’s assets, the timing of asset recoveries, future costs, and the eventual level of allowed creditors’ claims. Accordingly, the Quarterly Financial Report is not meant to be relied upon as a complete description of the Company, its business, condition (financial or otherwise), results of operations, prospects, assets or liabilities. The Company reserves all rights to revise this report.

In preparing the Quarterly Financial Report, the Company made various estimates and assumptions based on information available to the Company. As such, this report contains forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements containing information regarding the intent, belief or current expectation of the Company and members of its management. Accordingly, the financial information herein is subject to change and any such change may be material.

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Note 1 – Basis of Presentation (continued)

The Quarterly Financial Report should be read in conjunction with the Company’s previous filings, including Form 8-K reports as filed with the United States Securities and Exchange Commission (“SEC”), the Plan and related Disclosure Statement (the “Disclosure Statement”) dated August 31, 2011, and other documents filed after the Commencement Dates with various regulatory agencies or the Bankruptcy Court by LBHI and LBHI-Controlled Entities.

Future expenses and distributions are dependent in large measure on the resolution of various legal matters involving the Company and its Non-Controlled Affiliates. (See Litigation below.) The remaining legal matters require resolution in the United States, as well as multiple foreign jurisdictions, including the United Kingdom, France, Germany, India, and Australia. The timing for achieving final administrative or judicial resolution of these legal issues is uncertain. As a consequence, the Company cannot definitively specify a date for the final termination of its activities.

All cash flows in these Estimates are presented on an undiscounted basis.

Key Assumptions

Recoveries from Non-Controlled Affiliates

Estimates of recoveries from Non-Controlled Affiliates are based on internal valuation models utilizing information obtained from both Non-Controlled Affiliates’ fiduciaries, as well as information obtained by the Company through settlement negotiations and involvement on creditors’ committees.

The Company’s estimates for recoveries from Non-Controlled Affiliates include estimates for recoveries related to LBIE and the Joint Venture (see Note 3 for additional information), as well as estimated recoveries from other Non-Controlled Affiliates in Europe and Asia.

Certain receivables from Non-Controlled Affiliates are denominated in foreign currencies, and as such, estimated recoveries related to these receivables are subject to movements in foreign exchange rates. The Company does not hedge against movements in foreign exchange rates.

The majority of estimated remaining recoveries from Non-Controlled Affiliates are contingent upon (i) the resolution of matters in dispute and/or active litigation, (ii) the receipt of non-U.S. government and/or Court approvals, and/or (iii) the final wind down of estates not controlled by the Plan Administrator. As such, the timing and amount of future recoveries from Non-Controlled Affiliates is uncertain, and actual recoveries may differ materially from these estimates.

At this stage, the number of outstanding matters has been substantially reduced, allowing for greater transparency into LBHI’s internal and confidential assumptions regarding expected recoveries on individual contested matters. Such transparency could undermine the ability of LBHI and certain of its controlled affiliates to achieve optimal outcomes through negotiated settlements. Solely for the purpose of maintaining the confidentiality of its assumptions relating to these uncertain recoveries, which are informed by privileged advice from counsel, LBHI now treats ECAPS-related litigation and the AGR litigation as Excluded Litigations herein and therefore excludes estimates for ECAPS litigation-related recoveries, including estimated recoveries under agreements with holders of approximately 16.8% of the ECAPS, and AGR-related litigation recoveries from these October 7, 2021 Cash Flow Estimates. See Note 6 – Legal Proceedings for further information on these litigations.

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Note 1 – Basis of Presentation (continued)

Litigation

The Company is involved directly and/or indirectly in numerous litigations that will impact its recoveries from Non-Controlled Affiliates. The Company’s estimates of recoveries from Non-Controlled Affiliates incorporate the Company’s current assumptions regarding the resolution of these matters (see Other Litigations in Note 6 for additional information).

In addition, the Company has certain litigation pending against parties other than Non-Controlled Affiliates in U.S. courts which may result in potential recoveries to the Company. For the purpose of these October 7, 2021 Cash Flow Estimates, estimates for all litigations are included, with the exception of matters listed under “Excluded Litigations” in Note 6 herein (“Excluded Litigations”). The estimated costs (i.e., professional, legal and advisory fees) of supporting all of the Company’s litigations, including the Excluded Litigations, are included.

Reporting of Claim Assignments

As part of the Company’s planned operational wind down and legal entity dissolution process, the Company has assigned and will continue to assign claims among Controlled Entities, typically from a subsidiary entity to a parent entity, with no resulting economic effect on estimated overall recoveries. These assignments are reflected in the “Transfers, Reclassifications, Adjustments” column in the tables herein. For claim assignments in which Debtor entities are assigned claims against themselves (i.e., when LBHI is assigned a claim against LBHI), the receivables and payables are netted.

This Quarterly Financial Report:

•	reflects activities through October 7, 2021;

•	is not audited nor prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”);

•	includes certain items that remain under continuing review by the Company and may be accounted for differently in future Quarterly Financial Reports.

Due from/to Affiliates

(as shown in the Balance Sheets and Note 3 and Note 4 herein)

Due from/to Affiliates represents (i) receivables related to transactions among LBHI, LBHI-Controlled Entities and Non-Controlled Affiliates (separately or collectively, “Affiliates”), and (ii) payables by LBHI-Controlled Entities to LBHI and Non-Controlled Affiliates.

Due from/to Affiliates are recorded in the Balance Sheets at book values, and where applicable, these balances are recorded net of cash distributions. The balances do not reflect potential realization or collectability reserves for Due from Affiliates balances nor estimates of potential additional payables to Affiliates. As a result, adjustments (including write-downs and write-offs) to Due from/to Affiliates, which are material, will be recorded in the future. The Company will continue to review future estimated recoveries from Non-Controlled Affiliates to determine future write downs.

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Note 2 – Other Receipts

The following table summarizes the main components of Other Receipts as of October 7, 2021:

$ in millions	LBHI	LBHI - Controlled Entities
Affiliate Claims (1)	39	—
Other	1	2

(1)

Includes $39 million of recoveries from claims against Non-Controlled Affiliates acquired through settlements with third parties valued at estimated remaining recoveries, net of distributions. The largest component of Affiliate Claims is an admitted claim, prior to distributions, against Lehman Brothers Limited for £65 million.

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates

The following table presents, on an aggregate basis for LBHI and LBHI-Controlled Entities, admitted and unsettled filed claims (including statutory interest to date), collections to date from Non-Controlled Affiliates, and aggregate estimated remaining recoveries (including statutory interest):

							Estimated Recoveries (3)
$ in millions	Local Currency	Admitted Claims in Local Currency (1)	Collections To Date in Local Currency (1)	Admitted and Unsettled Filed Claims in USD (2)	Collections To Date in USD (1)	Net Receivables in USD	LBHI & LBHI- Controlled Entities
Europe
‘Lehman Brothers Holdings Intermediate 2 Ltd - Subordinated	USD			6,139	—	6,139	Not included
Lehman Brothers Holdings PLC - Subordinated	USD			1,900	—	1,900	Not included

Total Europe - Subordinated (5)				8,039	—	8,039	Not included
Lehman Brothers Finance S.A.	CHF	10,153	(2,100)	10,932	(2,261)	8,671
Lehman Brothers Holdings PLC - Senior	GBP	401	(292)	547	(398)	149
Thayer Properties Limited	GBP	172	(94)	234	(128)	105
LB (PTG) Ltd	GBP	170	(93)	231	(127)	104
LB ODC 3	GBP	101	(64)	138	(138)	—
Other				1,363	(1,336)	27

Total Europe - Senior				13,444	(4,387)	9,057	282

Total Europe				21,483	(4,387)	17,096	282

Asia
LB Commercial Corp. Asia Limited	HKD	14,769	(9,244)	1,910	(1,187)	723
LB Asia Pacific (Singapore) PTE	USD	621	(365)	621	(365)	256
LB Investments PTE Ltd	USD	536	(347)	536	(347)	190
LB RE Australia Commerical PTY LTD	AUD	218	(66)	159	(48)	111
LB Australia Holdings PTY LTD	AUD	145	(63)	106	(46)	61
Lehman Brothers Australia Ltd	AUD	111	(66)	81	(49)	33
Other				11,048	(11,005)	43

Total Asia				14,463	(13,047)	1,416	32

Total				$35,946	$(17,434)	$18,511	$314

Totals may not foot due to rounding.

(1)

“Admitted Claims in Local Currency,” “Collections to Date in Local Currency” and “Collections to Date in USD” include statutory interest expected and received to date, less (i) any applicable tax withholdings, which the Company will claim from the relevant tax authorities, and (ii) any distributions received on the claims prior to the assignments of the claims to LBHI and/or LBHI-Controlled Entities.

(2)	“Admitted and Unsettled Filed Claims in USD” includes notional amounts on subordinated receivables and statutory interest.

(3)	Refer to Note 1 – Basis of Presentation herein for further information on the estimated recoveries from Non-Controlled Affiliates.

(4)

Other claims against Lehman Brothers Limited and other Non-Controlled Affiliates acquired through settlements with third parties are included in Other Assets (refer to Note 2 – Other Receipts for additional information).

(5)

ECAPS-related litigation is treated as an Excluded Litigation herein, and therefore the October 7, 2021 Cash Flow Estimates exclude estimates for ECAPS litigation-related recoveries (see Note 1 – Basis of Presentation, Key Assumptions for further information).

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates (continued)

The table below presents the Due from/to Non-Controlled Affiliates balances as of October 7, 2021, and the related activity since the previously filed Quarterly Financial Report as of June 30, 2021:

		Activity 07/01/21 - 10/07/21
$ in millions	As of June 30, 2021	Cash Receipts	Cash Distributions	Claim Assignments	Other (1)	As of October 7, 2021
Due From Non-Controlled
LB Holdings Intermediate 2 Ltd - Subordinated (2)	$6,139				$—	$6,139
Lehman Brothers Holdings PLC - Subordinated (2)	1,900				—	1,900
Lehman Brothers Finance S.A.	8,704	—			(33)	8,671
Lehman Brothers Holdings PLC - Senior	17	(14)			145	149
Thayer Properties Limited	109	(2)			(2)	105
LB (PTG) Ltd	107	(1)			(2)	104
LB Commercial Corp. Asia Limited	726	(6)			3	723
LB Asia Pacific (Singapore) PTE	256	—			(0)	256
LB Investments PTE Ltd	190	—			—	190
Other	8,369	(5)		—	(50)	8,313

Total Due From Non-Controlled	$18,479	$(29)	$—	$—	$62	$18,511

Due To Non-Controlled (3)
Lehman Brothers Treasury Co B.V.	$12,288		$(10)		$—	$12,278
Lehman Brothers Finance S.A.	668		—		—	668
Lehman Brothers International (Europe)	647		(1)		—	646
Storm Funding Ltd	—		—		—	—
Claims held by third parties	14,313		(12)		(7)	14,294
Other	216		(0)		(0)	216

	$28,132	$—	$(23)	$—	$(7)	$28,101

(1)

Other Due From Non-Controlled Affiliates primarily includes $159 million of statutory interest expected from certain UK Non-Controlled Affiliates, offset by (i) the write off of $51 million related to a final distribution from a Non-Controlled Affiliate, and (ii) $47 million resulting from the negative impact of movements in foreign exchange rates for the period calculated on the historical net receivable balances.

Other Due To Non-Controlled Affiliates primarily includes the write off of $7 million related to satisfied claims as a result of LBHI’s Voluntary Final Distribution in October 2021 (see the order authorizing the Final Distributions to Certain Creditors (Docket No. 61161) for further information).

(2)	Balances represent the notional subordinated receivables.
(3)

“Due to Non-Controlled” balances from LBHI are included in Liabilities Subject to Compromise herein, and primarily include (i) claims against LBHI, net of distributions, originally held by Non-Controlled Affiliates that are currently held by third parties, and (ii) a claim held by Lehman Brothers Treasury Co B.V., in which LBHI has no direct or indirect equity interest.

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Note 3 – Due from/to Non-Controlled Affiliates (continued)

Joint Venture to Facilitate Resolution of LBIE Claims

On January 31, 2014, Lehman Brothers Holdings Intermediate 2 Ltd. (“LBHI2”), a Non-Controlled Affiliate, LBHI, and Elliott Management Corporation and King Street Capital Management, L.P. (together, the “Funds”) entered into definitive documentation and consummated a joint venture to facilitate the resolution of LBIE claims (the “Joint Venture”):

•	LBHI2 contributed to the Joint Venture its admitted senior claim of GBP 36.3 million (“Senior Claim”), subordinated claims of GBP 1.24 billion (“Sub Debt”), and an economic interest in its preferred equity (“Preferred Equity”) in LBIE.

•	The Funds paid approximately GBP 650 million to LBHI2 (by way of a capital contribution to the Joint Venture) and contributed to the Joint Venture the distributions on their claims against LBIE (approximately GBP 2.6 billion face as of January 31, 2014) in excess of the principal amount plus post-administration interest at 8% per year. LBHI2’s final recoveries and distributions will be determined following the resolution of the LBIE estate.

The Joint Venture includes a joint recovery pool governed by a specific sharing formula. Subject to certain adjustments, which could be material, all recoveries from the Sub Debt, Senior Claim, Preferred Equity, and the Funds’ contribution are split as follows:

(a)	100% to the Funds up to the Tier 1 Pool Threshold Amount;

(b)	For recoveries between the Tier 1 Pool Threshold Amount up to the Tier 2 Pool Threshold Amount, 70% to the Funds and 30% to LBHI2;

(c)	For recoveries between the Tier 2 Pool Threshold Amount up to the Tier 3 Pool Threshold Amount, 50% to the Funds and 50% to LBHI2; and

(d)	For recoveries above the Tier 3 Pool Threshold Amount, 25% to the Funds and 75% to LBHI2.

The “Tier 1 Pool Threshold Amount” is GBP 650 million. The “Tier 2 Pool Threshold Amount” is GBP 1.3 billion plus interest calculated at the simple rate of 2.25% from November 30, 2013 through

September 3, 2018; thereafter, interest is calculated at the simple rate of 1.25%. The “Tier 3 Pool Threshold Amount” is GBP 2.2 billion plus interest calculated at the simple rate of 4.25% from November 30, 2013 through September 3, 2018; thereafter, interest is calculated at the simple rate of 2.5%.

A detailed summary of the terms of the parties’ commitments and the Joint Venture is available at www.lehman-docket.com in the Key Documents section.

If LBIE makes distributions on the Preferred Equity before aggregate distributions from the Joint Venture to the Funds and LBHI2 have reached GBP 2.2 billion (plus interest), then, in certain circumstances, LBHI2, Luxembourg Finance S.a.r.l. (“Lux Finance”) and LBHI shall be obligated to make payments to preserve the economic terms of the transaction as if 100% of the Preferred Equity proceeds had been transferred by LBHI2 to the Joint Venture.

Receivables from the Joint Venture:

•	LBHI has direct and indirect receivables from various UK Non-Controlled Affiliates, including the entity which receives proceeds directly from the Joint Venture – LBHI2. There are various ongoing litigations (see Note 6 – Legal Proceedings) regarding LBHI’s share of beneficial interest in those UK Non-Controlled Affiliates. LBHI has included estimated recoveries from those entities in its Cash Flow Estimates, except with respect to Lehman Brothers Holdings PLC (see Note 1 – Basis of Presentation, Key Assumptions for further information).

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Note 4 – Due from/to LBHI and LBHI-Controlled Entities

The table below presents the Due from/to LBHI and LBHI-Controlled Entities balances as of October 7, 2021, and the related activity since the previously filed Quarterly Financial Report as of June 30, 2021:

		Activity 07/01/21 - 10/07/21
$ in millions	As of June 30, 2021	Cash Receipts	Cash Distributions	Claim Assignments	Other	As of October 7, 2021
Due From Controlled
Debtors:
Lehman Brothers Holdings Inc.
RACERS Claims (1)	298	(0)			0	297
Pami Ali LLC	2,731				—	2,731
Lehman Ali Inc (PCO)	1,928				—	1,928
LB I Group Inc (PCO)	1,554	(26)			—	1,528
314 Commonwealth Ave Inc (PCO)	784				—	784
Real Estate Private Equity Inc	625				—	625
Repe LBREP LP, LLC	179	(2)			—	177
Other	247	(11)			(0)	$235

Total Due From Controlled	$8,345	$(39)	$—	$—	$(0)	$8,306

Due To Controlled (2)
LBHI-Controlled
Lehman Brothers Holdings Inc.	8,048		(39)		$0	8,009

Total Due To Controlled	$8,048	$—	$(39)	$—	$0	$8,009

(1)	Refer to Section IV.I.b of the Disclosure Statement for further information on the RACERS Claims.
(2)	“Due to Controlled” balances from LBHI are included in Liabilities Subject to Compromise herein.

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Note 5 – Disputed Claims

The last remaining Disputed Claim is the LBF Guarantee Claim (Enasarco) with a filed amount of $62 million. LBHI has entered into a stipulation with the disputed guarantee claimant and has reserved the potential obligation under this agreement, including corresponding Plan Adjustments and interest calculated pursuant to the Plan, entirely in cash. See Note 6 – Legal Proceedings – LBF Guarantee – Enasarco for further information.

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Note 6 – Legal Proceedings

The Company is involved in or will be impacted by a number of judicial, regulatory and mediation proceedings concerning matters arising in connection with the bankruptcy proceedings and various other matters, including the proceedings listed below. The Company has not included in the October 7, 2021 Cash Flow Estimates any estimate of recoveries for the Excluded Litigations in the table shown below, but has included estimates of recoveries for all other affirmative litigation matters it is pursuing. The Company is not aware of any other litigation matters where the amount at issue exceeds $10 million. As more information becomes available, the Company may record revisions, which may be material, in future Quarterly Financial Reports. (See Note 1—Basis of Presentation—Litigation for further discussion on the impact of these litigations on the cash flow estimates.)

EXCLUDED LITIGATIONS
Counterparty	Debtor(s)	Commenced	Court	Most Recent Disclosure
Mortgage Sellers	LBHI	Various	Various	(a)
PLC, LBHI2, LB GP No. 1 Ltd, Deutsche Bank (“ECAPs”)	LBHI	Mar-18	UK Court	(b)
LBIE Other	None	LBHI	Various	(c)

OTHER LITIGATIONS
Counterparty	Controlled Entities Party to Litigation	Debtor(s) Potentially Impacted by Litigation	Court	Most Recent Disclosure
LBF Guarantee - Enasarco	None	LBHI	Swiss Court	(d)
LBT Clawbacks	LBHI	LBHI	Bankruptcy Court	October 1, 2020 Balance Sheets - Docket No. 60960
Sweetwater	LBHI	LBHI	Delaware Chancery Court	June 30, 2020 Balance Sheets - Docket No. 60877

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Note 6 – Legal Proceedings (continued)

(a)	Mortgage Sellers

LBHI filed complaints in the Bankruptcy Court against numerous mortgage sellers seeking indemnification arising from the Allowed Claims of Fannie Mae, Freddie Mac (collectively, the “GSE Claims”) and Private Label Trustees (the “PL Claims”) against LBHI for losses from defective loans purchased from LBHI. 127 cases have been resolved. 34 of the defendants have failed to respond to the complaints filed against them and LBHI is pursuing default judgments against them. There are 8 parties remaining that have responded to the complaints filed against them. In aggregate, the complaints against these remaining active defendants assert approximately $5 million in GSE Claims and $50 million in PL Claims. The PL Claims are subject to an allocation methodology to be approved by the Bankruptcy Court. For illustrative purposes only, if the methodology approved by the Bankruptcy Court is on the basis that each defendant will be allocated its pro rata share of the PL Claims, then the aggregate damages sought from the 8 defendants who have responded to the complaints filed would be reduced from $50 million to approximately $12 million. On March 25, 2020, LBHI filed a Notice with the Court providing preliminary and non-binding disclosure of the allocation methodology it may seek to apply in this case [Docket No. 60483 in Case No. 08-13555].

Certain defendants filed a motion to dismiss the complaints on the basis that Lehman Brothers Bank, the original purchaser of the mortgage loans at issue, never effectuated the assignment of its indemnity rights to LBHI prior to the commencement of the chapter 11 cases and therefore, the Bankruptcy Court does not have subject matter jurisdiction over those cases. The moving defendants also seek dismissal on the basis that LBHI gave up its indemnity rights when it sold the loans to the Private Label Trusts. LBHI opposed the motion. The Bankruptcy Court heard argument on October 16, 2019, and reserved decision.

On March 7 and 8, 2021, LBHI filed complaints against 60 smaller mortgage sellers, primarily brokers, seeking aggregate damages of $45 million. 53 of these cases have been resolved, which has reduced the aggregate damages sought in these cases to $5 million.

(b) ECAPs

Prior to the Commencement Date, the Company raised approximately $2 billion through the issuance in the UK of Enhanced Capital Advantaged Preferred Securities (“ECAPS”). Among the ECAPS issued via these UK funding partnerships were Lehman Brothers UK Capital Funding LP, Lehman Brothers UK Capital Funding II LP and Lehman Brothers UK Capital Funding III LP, (“ECAPS I-III”).

Lehman Brothers Holdings PLC (“PLC”) has outstanding approximately €0.8 billion of subordinated notes issued to ECAPS I-III and approximately $1.9 billion of subordinated debt which is held by LBHI. LBHI2 has outstanding approximately $3.186 billion of subordinated debt issued to PLC and approximately $6.139 billion of subordinated notes which is held by Lehman Brothers Holdings Scottish LP 3 (“SLP3”).

On March 16, 2018, the Joint Administrators of PLC and LBHI2 each made an application to the High Court in England to seek, among other things, its determination of issues of priority in respect of potential distributions to the holders of the subordinated issuances described above. The trial took place in November 2019. The Court gave judgment on July 3, 2020 (see Docket No. 60706). In essence, the Court decided that SLP3 (LBHI) is junior to PLC with respect to the LBHI2 subordinated debt, as PLC had argued, and that LBHI and ECAPS I-III are pari passu with respect to the PLC subordinated debt and that the ECAPS I-III subordinated debt was subject to discounting, as LBHI had argued. The Court also ruled that the LBHI subordinated debt (at the PLC level) was not subject to a release, as LBHI had argued. This ruling has the economic effect of awarding approximately 86% of the cash flows at issue to LBHI and 14% to ECAPS I-III.

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Note 6 – Legal Proceedings (continued)

On July 24, 2020, at a hearing on consequential matters, Justice Smith gave permission to appeal the ranking issues at both LBHI2 and PLC, but did not give Deutsche Bank permission to appeal the Release and Discounting issues. Justice Smith also granted LBHI a cost award against Deutsche Bank and granted PLC a cost award against LBHI, which were subsequently settled.

LBHI has settled with entities which in aggregate hold approximately 16.8% of the ECAPS. The agreements provide for those hoders’ proportional share of the cash flows at issue to be shared as follows: 16.19% to such holders and 83.81% to LBHI.

Following a hearing commencing October 4, 2021, and ending October 8, 2021, the Court of Appeal of England and Wales gave judgment on October 20, 2021, relating to the ranking of claims held by LBHI and one of its affiliates in the insolvency proceedings of PLC and LBHI2 (the “UK Judgment”). Pursuant to the UK Judgment, the Court of Appeal of England and Wales reversed certain significant earlier declarations which had been delivered in July 2020 by the High Court of England and Wales. The High Court ruling would have resulted in materially higher financial outcomes for LBHI. Unless overturned or modified on appeal, the UK Judgment will have a material adverse impact on LBHI’s estimated recoveries from its Non-Controlled Affiliates. A copy of the UK Judgment is available at Docket No. 61341.

On November 17, 2021, LBHI sought permission to appeal the UK Judgment to The Supreme Court of the United Kingdom. Certain other parties to the ECAPS proceedings filed objections to LBHI’s application for permission to appeal to the Supreme Court on December 1, 2021. A decision on this appeal is pending.

For further information please refer to:

www.pwc.co.uk/services/business-

recovery/administrations/non-lbie-companies/lbh-

plc-in-administration.html and

www.pwc.co.uk/services/business-

recovery/administrations/non-lbie-companies/lbhi2-

limited-in-administration.html

(c) LBIE Other

The outcome of the following litigation may impact LBHI’s potential indirect recoveries from LBIE:

AG Financial Products Inc.

On November 28, 2011, LBIE sued AG Financial Products Inc. (“AGR”), an affiliate of Assured Guaranty Corp., which in the past had provided credit protection to counterparties under credit default swaps. LBIE’s complaint, which was filed in the Supreme Court of the State of New York (the “New York Supreme Court”), alleged that AGR improperly terminated nine credit derivative transactions between LBIE and AGR and improperly calculated the termination payment in connection with the termination of 28 other credit derivative transactions between LBIE and AGR. LBIE asserted in the complaint that AGR owes LBIE a termination payment of approximately $1.4 billion.

On July 2, 2018, the New York Supreme Court dismissed LBIE’s claims with respect to the nine allegedly improperly terminated transactions in their entirety. That ruling remains subject to appeal. The Court also dismissed the claim that AGR breached its implied duty of good faith and fair dealing with respect to the valuation of the 28 terminated credit derivatives transactions, but found that there is a genuine question of fact as to the reasonableness and good faith of AGR’s calculation of its loss, and so LBIE may proceed with its claim against AGR for breach of contract. On July 31, 2018, AGR filed a Notice of Appeal with the New York State Appellate Division with respect to the surviving claims. On January 17, 2019, the Appellate Division denied AGR’s appeal. The trial was originally scheduled for March 9-20, 2020, but was adjourned by the Court as a result of risks posed by the coronavirus.

On November 3, 2020, LBIE filed a motion in the Bankruptcy Court seeking to reopen the Chapter 15 case and remove the state court case to the Bankruptcy Court. On December 1, 2020, AGR filed its opposition to LBIE’s motions and its own motion to remand the case to State Court. The hearing on the motions was conducted on January 25, 2021, in the Bankruptcy Court and was continued on March 22, 2021, based upon further diligence requested by the Court. At the hearing, Judge Chapman read her decision from the bench, ruling that LBHI’s motion to remove is denied and AGR’s motion to remand is granted. The case was then assigned to the Honorable Melissa Crane of the New York State Supreme Court, Commercial Division.

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Note 6 – Legal Proceedings (continued)

The trial began on October 18, 2021, and continued for five weeks, concluding on November 19th. The parties submited briefs on open evidentiary issues on December 13th and reply briefs on December 22nd. The briefing schedule for post-trial briefs will be determined after a ruling on the evidentiary issues.

(d) LBF Guarantee – Enasarco

Enasarco v. LBF is a dispute regarding the appropriate valuation of a terminated derivative transaction. Enasarco filed a claim of CHF 67 million against LBF based on the loss incurred on the replacement of their derivative trade. The replacement trade was executed several months after the termination date of the original trade with LBF. LBF argued, among other things, that Enasarco had an obligation to value the trade as of the Early Termination Date, which would have resulted in a receivable to LBF, but in any event by a date earlier than used by Enasarco. LBF pursued the receivable in the UK, and lost. LBF was deined appeal in the UK. In Switzerland, LBF rejected Enasarco’s claim and Enasarco objected. Enasarco’s claim was litigated in first instance Swiss Court (on remand) on November 16, 2021, with judgment pending.

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Note 7 – Taxes Payable

Taxes payable is an estimate of tax liabilities, net of the estimated impact of any refund claims, deposits and net operating losses (“NOL”). Taxes payable have been allocated among the members of the LBHI Tax Group pursuant to the Debtor Allocation Agreement (the “DAA”) (see below for further information).

As of October 7, 2021, the Company recorded an estimate of $17 million for potential pre- and post-petition amounts owed to federal, state, local and international taxing authorities, net of expected refund claims. Between June 30, 2021, and October 7, 2021, the Company reduced its Taxes Payable by $6 million as a result of global tax audit progress.

Debtor Allocation Agreement

The Debtor Allocation Agreement, which became effective on the Effective Date, addresses the relationship among the Debtors and certain Affiliates with respect to consolidated federal/combined state/local income taxes for pre-petition and post-petition years. Pursuant to the DAA, any tax receivables or payables related to pre-petition, consolidated group taxes, including the IRS refund, are treated as allowed pre-petition claims between LBHI and other Debtors and LBHI-Controlled Entities and subject to set-off or recoupment.

Net Operating Losses

The NOLs of the LBHI Tax Group (including LBHI-Controlled Entities) are subject to audit and adjustment by the IRS and primarily expire in or about 2028. Substantially all of the LBHI Tax Group’s current consolidated net operating loss carryovers are attributable to the Debtors. The Plan provides for an orderly liquidation of the Debtors. As previously disclosed in the Company’s Quarterly Financial Report as of March 31, 2012 [Docket No. 29731], the LBHI Tax Group received a private letter ruling from the IRS in connection with the Plan going effective that stated (i) the liquidation of the Debtors for U.S. federal income tax purposes may occur over an extended period, and (ii) the reduction of the LBHI Tax Group’s NOLs as a result of the discharge of debt pursuant to the Plan generally would not occur until completion of the liquidation.

In January 2020, the Company received a supplemental IRS ruling extending the original ruling relating to the Company’s liquidation. All remaining Debtor NOLs not previously utilized to absorb taxable income of the LBHI Tax Group are expected to be fully utilized to offset income resulting from the discharge of debt on the final date of liquidation of LBHI.

Quarterly Financial Report as of October 7, 2021 (Unaudited)

Note 8 – Subsequent Events

ECAPS Appeal Ruling

Following a hearing commencing October 4, 2021, and ending October 8, 2021, the Court of Appeal of England and Wales gave judgment on October 20, 2021, relating to the ranking of claims held by LBHI and one of its affiliates in the insolvency proceedings of PLC and LBHI2. See Note 6 – Legal Proceedings and Docket 61334 for further information.

IV.	Balance Sheets

LEHMAN BROTHERS HOLDINGS INC. and LBHI-Controlled Entities

Balance Sheets As of October 7, 2021

(Unaudited)

($ in millions)	Lehman Brothers Holdings Inc. 08-13555 (1)	Total LBHI- Controlled Entities (2)
Assets
Cash and short-term investments	$35	$32
Cash and short-term investments pledged or restricted	117	2
Financial instruments and other inventory positions:
Commercial Real Estate	3	0
Residential Real Estate and Other	0	—
Principal Investments	6	10
Derivative Receivables and Related Assets	4	—

Total Financial instruments and other inventory positions	13	10
Receivables from LBHI and LBHI-Controlled Entities and other assets	41	8
Investments in Affiliates	(1,693)	(0)
Due from Affiliates:
LBHI and LBHI-Controlled Entities	8,306	0
Non-Controlled Affiliates	12,238	6,273

Total Due from Affiliates	20,544	6,273

Total Assets	$19,056	$6,325

Liabilities and Stockholders’ Equity
Liabilities
Payables to LBHI and LBHI-Controlled Entities and other liabilities	$12	$4
Due to Affiliates:
LBHI-Controlled Entities	$0	8,009
Non-Controlled Affiliates	0	2

Total Due to Affiliates	0	8,011
Taxes Payable	12	5
Liabilities Subject to Compromise	128,907	—

Total Liabilities	128,932	8,020
Stockholders’ Equity	(109,875)	(1,694)

Total Liabilities and Stockholders’ Equity	$19,056	$6,325

See accompanying Notes to Balance Sheets

Note: All values that are exactly zero are shown as “—”. Values between zero and $500,000 appear as “0”.

(1)	Balances for LBHI do not reflect the impact of eliminations of intercompany balances and investments in subsidiaries.
(2)

Balances for LBHI-Controlled Entities reflect the impact of eliminations of (i) intercompany balances only between LBHI-Controlled Entities and (ii) investments in subsidiaries only between LBHI-Controlled Entities.

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